New York Mortgage Trust Declares First Quarter
2022 Common Stock Dividend of $0.10 Per Share, and Preferred Stock Dividends

NEW YORK, NY – March 14, 2022 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors (the “Board”) declared a regular quarterly cash dividend of $0.10 per share on shares of its common stock for the quarter ending March 31, 2022. The dividend will be payable on April 25, 2022 to common stockholders of record as of the close of business on March 24, 2022.

In addition, the Board declared cash dividends on the Company’s 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series F Preferred Stock”) and 7.000% Series G Cumulative Redeemable Preferred Stock (“Series G Preferred Stock”) as stated below.

Quarterly Preferred Stock Dividends
The Board declared cash dividends for the dividend period that began on January 15, 2022 and ends on April 14, 2022 as follows:

Class of Preferred Stock	Series D	Series E	Series F	Series G
Record Date	April 1, 2022	April 1, 2022	April 1, 2022	April 1, 2022
Payment Date	April 15, 2022	April 15, 2022	April 15, 2022	April 15, 2022
Cash Dividend Per Share	$0.50	$0.4921875	$0.4296875	$0.4375

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets, including joint venture equity investments in multi-family apartment communities.

Forward-Looking Statements
When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subject, among others, may be forward-looking: the payment of dividends.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default or delinquency and/or decreased recovery rates on the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business, including actions that may be taken to contain or address the impact of the COVID-19 pandemic; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in the market for Agency RMBS, non-Agency RMBS, ABS and CMBS securities, residential loans, structured multi-family investments and other mortgage-, residential housing- and credit-related assets, including changes resulting from the ongoing spread and economic effects of COVID-19; and the impact of COVID-19 on the Company, its operations and its personnel.

These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Investor Relations
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com